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                                                                     EXHIBIT 99E


                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
                  GROSS LOANS, NON-PERFORMING ASSETS ("NPA")
               AND RESTRUCTURED LOANS ("TDR") BY PROPERTY TYPE
                             At September 30, 1997
                                (in thousands)
                                  (unaudited)


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
                                              Non-
                             Gross          Accrual        REO and          Total       Restructured
Property Type                Loans           Loans       Other Assets        NPA           Loans
-------------              ---------      -----------  ----------------    -------     --------------
Single-family
  1-4 units              $ 9,091,337        $ 85,787        $27,414      $ 113,201        $ 1,934
Multi-family:
  5-36 units               1,453,674          14,484          9,148         23,632          2,362
  37 or more units           347,409           1,503             -           1,503         21,372

Non-residential:
  Office buildings           365,518           6,013          1,934          7,947          4,470
  Shopping centers           331,804          15,952          4,437         20,389            748
  Warehouse/storage           81,186             631             -             631             -
  Hotels/motels               25,357             852          3,374          4,226             -
  Industrial parks            93,414              -             402            402          1,849
  Land                        10,590              -          13,629         13,629            516
  Commercial/
    industrial               159,523           1,738             -           1,738             -
                         -----------        --------      ---------     ----------      ---------
Total non-residential      1,067,392          25,186         23,776         48,962          7,583


Commercial                   213,155           2,169             -           2,169             -
Consumer                     123,629             782             -             782             -
                          ----------         -------      ---------     -----------     ---------

Total                    $12,296,596        $129,911        $60,338       $ 190,249       $33,251
                         ===========        ========      =========     ===========     =========
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